Exhibit 99.1

Shift Announces Second Quarter Results

SAN FRANCISCO, August 10, 2023 — Shift Technologies, Inc. (Nasdaq: SFT) (“Shift” or the “Company”), a consumer-centric omnichannel retailer for buying and selling used cars, today reported second quarter financial results for the period ended June 30, 2023. Management’s commentary on second quarter financial results can be found by accessing the Company’s prepared remarks on investors.shift.com, or by listening to today’s conference call. A live audio webcast will also be available on Shift’s Investor Relations website.
The following represents a summary of certain operating results (unaudited). Reconciliations and descriptions of non-GAAP financial measures to corresponding GAAP financial measures are included in the tables at the end of this press release.
Second Quarter 2023 Operating Results
•Total revenue for the second quarter was $47.3 million.
•Total retail units sold were 1,998.
•Gross profit per unit was $1,557; Adjusted gross profit per unit1 (“Adjusted GPU”), a non-GAAP measure, was $1,522.
•Net loss and comprehensive loss was $25.8 million or 55% of revenue, compared to net loss and comprehensive loss of $48.1 million or 89% of revenue in Q1'23.
•Adjusted EBITDA1 loss, a non-GAAP measure, was $20.6 million or 43.5% of revenue, compared to $24.0 million or 41.7% of revenue in Q1'23.
•Cash, cash equivalents, and restricted cash totaled $32.2 million at June 30, 2023
“Since I joined Shift approximately two months ago, we have already taken steps to restructure the business and simplify the operations to drive the performance of the business by focusing on the fundamentals,” said CEO Ayman Moussa. “Having seen the results of implementing similar strategies in my past automotive experiences, I believe these are the right steps towards positive unit economics and, subsequently, profitability. I want to thank our team who are executing our tech-enabled omni-channel strategy with a renewed sense of determination and outstanding customer service.”
Update on Review of Strategic Alternatives
The review of strategic alternatives process established by the Board of Directors in conjunction with Shift management to maximize value for all stakeholders remains ongoing.
____________________________________________________________
1Adjusted Gross Profit, Adjusted Gross Profit per Unit (GPU), Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Selling, General, and Administrative Expenses (SG&A) are non-GAAP financial measures or metrics. Please see the discussion in the section “Explanation of Non-GAAP Measures” and the reconciliations included at the end of this press release.

Shift Second Quarter 2023 Results Summary

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change (%)	2023	2022	Change (%)
	(in thousands, except per unit and per share amounts)
Revenue	$47,258	$223,733	(79)%	$101,367	$443,312	(77)%
Gross profit	3,112	11,878	(74)%	6,278	22,665	(72)%
Adjusted gross profit[1]	3,040	12,516	(76)%	6,926	23,801	(71)%
Net loss and comprehensive loss	(25,776)	(52,198)	(51)%	(73,873)	(109,247)	(32)%
Net loss and comprehensive loss per share, basic and diluted	(1.52)	(6.45)	(76)%	(4.36)	(13.67)	(68)%
Adjusted EBITDA loss[1]	(20,568)	(36,887)	(44)%	(44,118)	(83,558)	(47)%

Gross profit per unit	$1,557	$1,729	(10)%	$1,463	$1,668	(12)%
Adjusted gross profit per unit[1]	$1,522	$1,821	(16)%	$1,615	$1,752	(8)%
Average selling price per retail unit	$21,633	$28,373	(24)%	$21,476	$27,827	(23)%
Retail units sold	1,998	6,872	(71)%	4,290	13,586	(68)%
Share and per-share amounts have been retroactively adjusted to give effect to the Company’s 1 for 10 reverse stock split effective March 8, 2023
____________________________________________________________
1Adjusted Gross Profit, Adjusted Gross Profit per Unit (GPU), Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Selling, General, and Administrative Expenses (SG&A) are non-GAAP financial measures or metrics. Please see the discussion in the section “Explanation of Non-GAAP Measures” and the reconciliations included at the end of this press release.

Conference Call Information
Shift senior management will host a conference call today to discuss the Company’s Q2'23 financial results. This call is scheduled to begin at 2:00 pm PT / 5:00 pm ET and can be accessed by dialing (833) 634-1255 or (412) 317-6015. To listen to a live audio webcast, please visit Shift’s Investor Relations website at investors.shift.com. A telephonic replay of the conference call will be available until Thursday, August 17, 2023, and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 1517953.

About Shift
Shift is a consumer-centric omnichannel retailer transforming the used car industry by leveraging its end-to-end ecommerce platform and retail locations to provide a technology-driven, hassle-free customer experience. Shift’s mission is to make car purchase and ownership simple — to make buying or selling a used car fun, fair, and accessible to everyone. Shift provides comprehensive, digital solutions throughout the car ownership lifecycle: finding the right car, a seamless digitally-driven purchase transaction including financing and vehicle protection products, an efficient, digital trade-in/sale transaction, and a vision to provide high-value support services during car ownership. For more information, visit www.shift.com. The contents of our website are not incorporated into this press release.
Forward-Looking Statements
Certain statements in this document constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words contained in this document such as “believe,” “anticipate,” “expect,” “estimate,” “plan,” “intend,” “should,” “would,” “could,” “may,” “might,” “will” and variations of such words and similar future or conditional expressions, are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements related to the Company’s business operations, financial position, financial performance, liquidity, strategic alternatives, market outlook, future capital needs, capital allocation plans, the impact and timing of any cost-savings measures; business strategies, the ability to negotiate suitable restructuring or refinancing options and other such matters. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond our control. Important assumptions and other important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the Company’s ability to negotiate, finalize and enter into suitable restructuring or refinancing options on satisfactory terms, if at all; the effects of the Company’s ongoing review of strategic alternatives, and any other cost-savings measures, including increased legal and other professional costs necessary to execute the Company’s strategy; general economic conditions, including inflation, recession, unemployment levels, consumer confidence and spending patterns, credit availability and debt levels; the Company’s ability to attract, motivate and retain key executives and other employees; potential adverse reactions or changes to business relationships resulting from the announcement of the Company’s restructuring plan and associated workforce reduction; unexpected costs, charges or expenses resulting from the Company’s restructuring plan and associated workforce reduction or other cost-saving measures; the Company’s ability to generate or maintain liquidity; legal and regulatory proceedings; and those additional risks, uncertainties and factors described in more detail in the Company’s filings with the Securities and Exchange Commission (“SEC”) from time to time, including under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (including any amendments thereto), and in the Company’s other filings with the SEC (including any amendments thereto). The Company disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this Current Report on Form 8-K except as required by applicable law or regulation. Given these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date hereof.

Key Operating Metrics
Retail Units Sold
We define retail units sold as the number of vehicles sold to customers in a given period, net of returns. We currently have a seven-day, 200 mile return policy. The number of retail units sold is the primary driver of our revenues and, indirectly, gross profit, since retail unit sales enable multiple complementary revenue streams, including all financing and protection products. We view retail units sold as a key measure of our growth, as growth in this metric is an indicator of our ability to successfully scale our operations while maintaining product integrity and customer satisfaction.
Wholesale Units Sold
We define wholesale units sold as the number of vehicles sold through wholesale channels in a given period. While wholesale units are not the primary driver of revenue or gross profit, wholesale is a valuable channel as it allows us to be able to purchase vehicles regardless of condition, which is important for the purpose of accepting a trade-in from a customer making a vehicle purchase from us, and as an online destination for consumers to sell their cars even if not selling us a car that meets our retail standards.
Retail Average Sale Price
We define retail average sale price (“ASP”) as the average price paid by a customer for a retail vehicle, calculated as retail revenue divided by retail units. Retail ASP helps us gauge market demand in real-time and allows us to maintain a range of inventory that most accurately reflects the overall price spectrum of used vehicle sales in the market. We believe this metric provides transparency and is comparable to our peers.
Wholesale Average Sale Price
We define wholesale average sale price (“ASP”) as the average price paid by a customer for a wholesale vehicle, calculated as wholesale revenue divided by wholesale units. We believe this metric provides transparency and is comparable to our peers.
Gross Profit per Unit
We define gross profit per unit as the gross profit for retail, other, and wholesale, each of which is divided by the total number of retail units sold in the period. We calculate gross profit as the revenue from vehicle sales and services less the costs associated with acquiring and reconditioning the vehicle prior to sale. Gross profit per unit is primarily driven by retail vehicle revenue, which generates additional revenue through attachment of our financing and protection products, and gross profit generated from wholesale vehicle sales. We present gross profit per unit from our three revenues streams as Retail gross profit per unit, Wholesale gross profit per unit and Other gross profit per unit.
Other GPU is generally driven by finance and insurance products attached during the sale of retail units, and as such Other GPU is important to the evaluation of the contribution of finance and insurance products to our total profitability.

Wholesale GPU (per retail unit) represents the burden on each retail unit of the Company’s wholesale operations. The Company utilizes the Wholesale channel for two primary purposes. First, the Wholesale channel allows the Company to accept trade-ins that do not meet the Company’s standards for sale under the Shift brand, thus facilitating the sale of a new retail vehicle to a customer (many customers trade-in their existing vehicle as a form of down payment on a new vehicle). Second, the Wholesale channel enables the Company to liquidate aged, damaged, or otherwise burdensome inventory that was originally acquired for sale through the retail channel. These two types of wholesale transactions typically result in a small gross loss (or, at best, a breakeven profit), which must be made up by the GPU from sales of retail units. We believe that the Wholesale GPU (per retail unit) metric provides important information to investors concerning the health of our retail operations, with, for example, higher wholesale gross losses indicating a decline in the health of our inventory.
Average Monthly Unique Visitors
We define a monthly unique visitor as an individual who has visited our website within a calendar month, based on data collected on our website. We calculate average monthly unique visitors as the sum of monthly unique visitors in a given period, divided by the number of months in that period. To classify whether a visitor is “unique”, we dedupe (a technique for eliminating duplicate copies of repeating data) each visitor based on email address and phone number, if available, and if not, we use the anonymous ID which lives in each user’s internet cookies. This practice ensures that we do not double-count individuals who visit our website multiple times within any given month. We view average monthly unique visitors as a key indicator of the strength of our brand, the effectiveness of our advertising and merchandising campaigns and consumer awareness.
Average Days to Sale
We define average days to sale as the number of days between Shift’s acquisition of a vehicle and sale of that vehicle to a customer, averaged across all retail units sold in a period. We view average days to sale as a useful metric in understanding the health of our inventory.
Retail Vehicles Available for Sale
We define retail vehicles available for sale as the number of retail vehicles in inventory on the last day of a given reporting period. Until we reach an optimal pooled inventory level, we view retail vehicles available for sale as a key metric of our growth. Growth in retail vehicles available for sale increases the selection of vehicles available to consumers, which we believe will allow us to increase the number of vehicles we sell. Moreover, growth in retail vehicles available for sale is an indicator of our ability to scale our vehicle purchasing, inspection and reconditioning operations.
Explanation Of Non-GAAP Measures
In addition to our GAAP results, we review certain non-GAAP financial measures and metrics to help us evaluate our business, measure our performance, identify trends affecting our business, establish budgets, measure the effectiveness of investments in our technology and sales and marketing, and assess our operational efficiencies. These non-GAAP measures and metrics include Adjusted Gross Profit, Adjusted gross profit per unit (“Adjusted GPU”), Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted selling, general, and administrative expenses (“Adjusted SG&A”), each of which is discussed below.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See “Reconciliation of gross profit to Adjusted Gross Profit,” “Reconciliation of gross profit per unit to Adjusted gross profit per unit,” “Reconciliation of net loss to Adjusted EBITDA,” and “Reconciliation of Adjusted Selling, General and Administrative Expenses,” included as part of this press release.
Adjusted Gross Profit
Management evaluates our business based on an adjusted gross profit calculation that removes the financial impact associated with milestones achieved under our Lithia warrant arrangement and depreciation related to reconditioning facilities that is included in cost of sales. These items resulted in reductions in gross profit in our consolidated financial statements as applicable to the periods presented. These are non-cash adjustments, and we do not expect any material future non-cash gross profit adjustments related to the Lithia warrant agreement. We also excluded non-recurring losses incurred to liquidate inventories as part of the 2022 Restructuring Plan and depreciation recorded in cost of sales. We examine adjusted gross profit in aggregate as well as for each of our revenue streams: retail, other, and wholesale.
Adjusted Gross Profit per Unit
We define adjusted gross profit per unit (“Adjusted GPU”) as the adjusted gross profit for retail, other and wholesale, each of which divided by the total number of retail units sold in the period. Adjusted GPU is driven by retail vehicle revenue, which generates additional revenue through attachment of our financing and protection products, and gross profit generated from wholesale vehicle sales. We present Adjusted GPU from our three revenues streams, as Retail Adjusted GPU, Wholesale Adjusted GPU and Other Adjusted GPU. We believe Adjusted GPU is a key metric used to evaluate our growth and long-term profitability.
The Company defines Adjusted GPU for each of retail, other, and wholesale using retail units as the common denominator. Other Adjusted GPU and Wholesale Adjusted GPU are each closely connected to the Company’s retail operations. Other Adjusted GPU is generally driven by finance and insurance products attached during the sale of retail units, and as such Other Adjusted GPU is important to the evaluation of the contribution of finance and insurance products to our total profitability.
Wholesale GPU (per retail unit) represents the burden on each retail unit of the Company’s wholesale operations. The Company utilizes the Wholesale channel for two primary purposes. First, the Wholesale channel allows the Company to accept trade-ins that do not meet the Company’s standards for sale under the Shift brand, thus facilitating the sale of a new retail vehicle to a customer (many customers trade-in their existing vehicle as a form of down payment on a new vehicle). Second, the Wholesale channel enables the Company to liquidate aged, damaged, or otherwise burdensome inventory that was originally acquired for sale through the retail channel. These two types of wholesale transactions typically result in a small gross loss (or, at best, a breakeven profit), which must be made up by the GPU from sales of retail units. We believe that the Wholesale GPU (per retail unit) metric provides important information to investors concerning the health of our retail operations, with, for example, higher wholesale gross losses indicating a decline in the health of our inventory.
Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as net loss adjusted to exclude stock-based compensation expense, depreciation and amortization, net interest income or expense, impact of warrant remeasurement, warrant milestone impact, and other cash and non-cash based income or expenses that we do not consider indicative of our core operating performance. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons:
•Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired.
•Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance.
•Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include but are not limited to:
•Stock-based compensation is a non-cash charge and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period.
•Depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements.
•Change in fair value of financial instruments is a non-cash gain or loss. Liability-classified financial instruments represent potential future obligations to settle liabilities by issuing the Company’s common stock. Adjusted EBITDA does not reflect changes in the fair value of these obligations.

•Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, or contractual commitments.
•Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense.
•Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Our Adjusted EBITDA is influenced by fluctuations in our revenue and the timing and amounts of our investments in our operations. Adjusted EBITDA should not be considered as an alternative to net income (loss), income (loss) from operations, or any other measure of financial performance calculated and presented in accordance with GAAP.
Adjusted Selling, General and Administrative Expenses
We define Adjusted selling, general and administrative expenses (“Adjusted SG&A”) as Selling, General and Administrative Expenses (“SG&A”) adjusted to exclude those SG&A items that are excluded from Adjusted EBITDA. These items included but are not limited to stock-based compensation expense, transaction costs, and other cash and non-cash based expenses that we do not consider indicative of our core operating performance. We believe Adjusted SG&A is useful to investors in evaluating our performance for the following reasons:
•Adjusted SG&A is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired.
•Our management uses Adjusted SG&A in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance.
•Adjusted SG&A provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Although Adjusted SG&A is frequently used by investors and securities analysts in their evaluations of companies, Adjusted SG&A has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include but are not limited to:
•Stock-based compensation is a non-cash charge and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period.
•Adjusted SG&A does not reflect changes in our working capital needs, capital expenditures, or contractual commitments.
•Other companies may calculate Adjusted SG&A differently than we do, limiting its usefulness as a comparative measure.
Our Adjusted SG&A is influenced by fluctuations in the timing and amounts of our investments in our operations. Adjusted SG&A should not be considered as an alternative to SG&A or any other measure of financial performance calculated and presented in accordance with GAAP.
Investor Relations Contact:
IR@shift.com

Media Contact:
press@shift.com

Source: Shift Technologies, Inc.

SHIFT TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	As of June 30, 2023	As of December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$23,256	$96,159
Restricted cash, current	7,880	10,632
Marketable securities at fair value	—	1,264
Accounts receivable, net of allowance for doubtful accounts of $171 and $93	3,943	4,558
Inventory	24,007	40,925
Prepaid expenses and other current assets	6,357	7,657
Operating and finance lease assets, property and equipment, accounts receivable, and other assets held for sale or classified as discontinued operations	12,492	17,226
Total current assets	77,935	178,421
Restricted cash, non-current	1,030	1,055
Marketable securities at fair value, non-current	—	707
Property and equipment, net	1,823	6,797
Operating lease assets	16,460	44,568
Finance lease assets, net	72	152
Capitalized website and internal use software costs, net	9,255	10,657
Goodwill	2,070	2,070
Deferred borrowing costs	121	268
Other non-current assets	1,323	3,323
Total assets	$110,089	$248,018

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$8,423	$12,085
Accrued expenses and other current liabilities	16,526	33,872
Operating lease liabilities, current	3,594	8,865
Finance lease liabilities, current	62	271
Flooring line of credit	14,436	24,831
Operating and finance lease liabilities and other liabilities associated with assets held for sale or classified as discontinued operations	15,772	15,432
Total current liabilities	58,813	95,356
Long-term debt, net	164,408	163,363
Operating lease liabilities, non-current	16,084	44,985
Finance lease liabilities, non-current	1,489	3,989
Other non-current liabilities	51	111
Total liabilities	240,845	307,804

Stockholders’ deficit:
Preferred stock – par value $0.0001 per share; 1,000,000 shares authorized at June 30, 2023 and December 31, 2022, respectively	—	—
Common stock – par value $0.0001 per share; 500,000,000 shares authorized at June 30, 2023 and December 31, 2022, respectively; 16,992,350 and 17,212,130 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	555,868	552,968
Accumulated other comprehensive loss	—	(3)
Accumulated deficit	(686,626)	(612,753)
Total stockholders’ deficit	(130,756)	(59,786)
Total liabilities and stockholders’ deficit	$110,089	$248,018
Share and per-share amounts have been retroactively adjusted to give effect to the Company’s 1 for 10 reverse stock split effective March 8, 2023

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue
Retail revenue, net	$43,223	$194,981	$92,132	$378,062
Other revenue, net	1,729	9,220	3,381	17,931
Wholesale vehicle revenue	2,306	19,532	5,854	47,319
Total revenue	47,258	223,733	101,367	443,312
Cost of sales	44,146	211,855	95,089	420,647
Gross profit	3,112	11,878	6,278	22,665
Operating expenses:
Selling, general and administrative expenses	22,643	58,744	65,234	122,281
Depreciation and amortization	1,928	2,459	6,327	4,139
Loss on impairment	1,340	—	2,270	—
Total operating expenses	25,911	61,203	73,831	126,420
Loss from operations	(22,799)	(49,325)	(67,553)	(103,755)
Interest and other expense, net	(2,700)	(2,846)	(5,493)	(5,424)
Loss before income taxes	(25,499)	(52,171)	(73,046)	(109,179)
Provision for (benefit from) income taxes	(145)	27	(90)	68
Net loss from continuing operations	(25,354)	(52,198)	(72,956)	(109,247)
Loss from discontinued operations	422	—	917	—
Net loss and comprehensive loss	$(25,776)	$(52,198)	$(73,873)	$(109,247)
Net loss and comprehensive loss per share, basic and diluted	$(1.52)	$(6.45)	$(4.36)	$(13.67)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	16,954,995	8,095,278	16,936,636	7,990,264

Share and per-share amounts have been retroactively adjusted to give effect to the Company’s 1 for 10 reverse stock split effective March 8, 2023

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30, 2023
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(73,873)	$(109,247)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,460	4,957
Stock-based compensation expense	2,566	9,115
Amortization of operating lease right-of-use assets	5,859	5,751
Contra-revenue associated with milestones	601	318
Amortization of debt discounts	1,192	843
Loss on impairment	2,270	—
Gain on disposal of long-lived assets	(1,825)	—
Changes in operating assets and liabilities:
Accounts receivable	1,869	11,185
Inventory	16,312	(14,001)
Prepaid expenses and other current assets	1,425	784
Other non-current assets	749	71
Accounts payable	(4,037)	8,712
Accrued expenses and other current liabilities	(16,656)	(11,802)
Operating lease liabilities	(7,076)	(3,160)
Other non-current liabilities	(123)	(1,659)
Net cash, cash equivalents, and restricted cash used in operating activities	(64,287)	(98,133)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(385)	(3,358)
Proceeds from sale of property and equipment	65	—
Proceeds from sales of marketable securities	806	—
Proceeds from commutation of reinsurance contracts	187	—
Proceeds from sale of discontinued operations	1,781	—
Capitalized website internal-use software costs	(3,273)	(5,072)
Cash paid for acquisition of Fair Dealer Services, LLC	—	(15,000)
Net cash, cash equivalents, and restricted cash used in investing activities	(819)	(23,430)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from flooring line of credit facility	48,666	270,083
Repayment of flooring line of credit facility	(59,061)	(259,505)
Proceeds from Senior Unsecured Notes, net of discounts	—	19,591
Payment of debt issuance costs	—	(175)
Principal payments on finance leases	(183)	—
Proceeds from stock option exercises, including from early exercised options	—	3
Payment of tax withheld for common stock issued under stock-based compensation plans	(70)	(2,453)
Proceeds from disgorgement of stockholders' short-swing profits	75	—
Repurchase of shares related to early exercised options	(1)	(40)
Net cash, cash equivalents, and restricted cash provided by (used in) financing activities	(10,574)	27,504
Net decrease in cash, cash equivalents and restricted cash	(75,680)	(94,059)
Cash, cash equivalents and restricted cash, beginning of period	107,846	194,341
Cash, cash equivalents and restricted cash, end of period	$32,166	$100,282

SHIFT TECHNOLOGIES, INC. AND SUBSIDIARIES
Key Operating Metrics
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Unit sales information
Retail units	1,998	6,872	4,290	13,586
Wholesale units	187	1,161	439	3,136
Total units sold	2,185	8,033	4,729	16,722

Average selling prices per unit (“ASP”)
Retail ASP	$21,633	$28,373	$21,476	$27,827
Wholesale ASP	$12,332	$16,823	$13,335	$15,089

Gross profit per unit
Retail gross profit per unit	$704	$478	$858	$405
Other gross profit per unit	865	1,342	788	1,320
Wholesale gross profit per unit	(12)	(91)	(183)	(57)
Total gross profit per unit	$1,557	$1,729	$1,463	$1,668

Non-financial metrics
Average monthly unique visitors	356,268	833,320	450,050	828,088
Average days to sale	73	63	75	60
Retail vehicles available for sale	767	5,359	767	5,359

SHIFT TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of Gross Profit to Adjusted Gross Profit
(In thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total gross profit:
GAAP total gross profit	$3,112	$11,878	$6,278	$22,665
Warrant impact adjustment (1)	—	159	106	318
Closed location inventory costs (2)	(110)	—	461	—
Depreciation in cost of sales (3)	38	479	81	818
Adjusted total gross profit	$3,040	$12,516	$6,926	$23,801

Retail gross profit:
GAAP retail gross profit	$1,406	$3,286	$3,682	$5,502
Warrant impact adjustment (1)	—	—	—	—
Closed location inventory costs (2)	(110)	—	461	—
Depreciation in cost of sales (3)	38	479	81	818
Adjusted retail gross profit	$1,334	$3,765	$4,224	$6,320

Other gross profit:
GAAP other gross profit	$1,729	$9,220	$3,381	$17,931
Warrant impact adjustment (1)	—	159	$106	$318
Closed location inventory costs (2)	—	—	—	—
Depreciation in cost of sales (3)	—	—	—	—
Adjusted other gross profit	$1,729	$9,379	$3,487	$18,249

Wholesale gross profit:
GAAP wholesale gross profit	$(23)	$(628)	$(785)	$(768)
Warrant impact adjustment (1)	—	—	—	—
Closed location inventory costs (2)	—	—	—	—
Depreciation in cost of sales (3)	—	—	—	—
Adjusted wholesale gross profit (loss)	$(23)	$(628)	$(785)	$(768)
(1)Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the consolidated statements of operations and comprehensive loss.
(2)Includes non-recurring losses, net of recoveries, on inventory incurred related to the closure of the Downers Grove, IL location.
(3)Includes depreciation expense attributed to reconditioning facilities included in cost of sales on the condensed consolidated statements of operations and comprehensive loss.

SHIFT TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of Gross Profit Per Unit To Adjusted Gross Profit Per Unit
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total gross profit per unit:
GAAP total gross profit per unit	$1,557	$1,729	$1,463	$1,668
Warrant impact adjustment per unit (1)	—	22	26	24
Closed location inventory costs (2)	(55)	—	107	—
Depreciation adjustment per unit (3)	20	70	19	60
Adjusted total gross profit per unit	$1,522	$1,821	$1,615	$1,752

Retail gross profit per unit:
GAAP retail gross profit per unit	$704	$478	$858	$405
Warrant impact adjustment per unit (1)	—	—	—	—
Closed location inventory costs (2)	(55)	—	107	—
Depreciation adjustment per unit (3)	20	70	19	60
Adjusted retail gross profit per unit	$669	$548	$984	$465

Other gross profit per unit:
GAAP other gross profit per unit	$865	$1,342	$788	$1,320
Warrant impact adjustment per unit (1)	—	22	26	24
Closed location inventory costs (2)	—	—	—	—
Depreciation adjustment per unit (3)	—	—	—	—
Adjusted other gross profit per unit	$865	$1,364	$814	$1,344

Wholesale gross profit per unit:
GAAP wholesale gross profit per unit	$(12)	$(91)	$(183)	$(57)
Warrant impact adjustment per unit (1)	—	—	—	—
Closed location inventory costs (2)	—	—	—	—
Depreciation adjustment per unit (3)	—	—	—	—
Adjusted wholesale gross profit (loss) per unit	$(12)	$(91)	$(183)	$(57)
(1)Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the consolidated statements of operations and comprehensive loss.
(2)Includes non-recurring losses, net of recoveries, on inventory incurred related to the closure of the Downers Grove, IL location.
(3)Includes depreciation expense attributed to reconditioning facilities included in cost of sales on the condensed consolidated statements of operations and comprehensive loss.

SHIFT TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted EBITDA Reconciliation	2023	2022	2023	2022
Net Loss	$(25,776)	$(52,198)	$(73,873)	$(109,247)
Net Loss Margin	(54.5)%	(23.3)%	(72.9)%	(24.6)%

(+) Interest and other expense, net*	2,700	2,846	5,495	5,424
(+) Stock-based compensation	1,333	4,923	2,566	9,115
(+) Depreciation & amortization*	1,966	2,938	6,428	4,957
(+) Warrant impact adjustment - contra-revenue (1)	—	159	106	318
(+) Merger and acquisition transaction and integration costs (2)	956	1,600	2,407	3,071
(+) Costs related to closed locations excluding severance*(3)	(2,859)	1,766	3,702	1,766
(+) Loss from discontinued operations	422	—	917	—
(+) Provision for income taxes	(145)	(27)	(90)	(68)
(+) Severance, retention, and CEO costs (4)	(1,930)	1,771	(489)	1,771
(+) Facility closure costs from inventory, and property and equipment (5)	(110)	—	4,218	—
(+) Impairment expense	1,340	—	2,270	—
(+) F&I Milestone prepaid asset termination(1)	—	—	495	—
(+) Capital markets costs(6)	1,535	—	1,730	—
Adjusted EBITDA	$(20,568)	$(36,887)	$(44,118)	$(83,558)
EBITDA Margin (%)	(43.5)%	(16.5)%	(43.5)%	(18.8)%
(1)Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the consolidated statements of operations and comprehensive loss, as well as a one-time non-cash charge related to the termination of the underlying contract.
(2)Includes transaction and integration costs arising from the Carlotz merger.
(3)Includes occupancy expenses related to closed facilities. Includes fulfillment, lease, payroll, facilities, and other operating expenses related to the process of closing facilities, as well as gains and losses on the termination of leases.
(4)Includes severance and retention amounts related employees, executives, and the CEO transition.
(5)Includes net gains and losses on inventory liquidated as part of the aforementioned facility closures. Includes gains and losses on property sold or disposed from closing facilities.
(6)Includes one-time costs associated with the conversion of the Company’s Form S-3 registration statement to Form S-1, as well as advisory costs related to negotiations with debt holders (see the Current Report on Form 8-K dated July 24, 2023 filed with the SEC for additional information).
*     Includes amounts presented within loss from discontinued operations on the condensed consolidated statement of operations

SHIFT TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
(In thousands)
(unaudited)

Adjusted Selling, General and Administrative Expenses Reconciliation	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Selling, general and administrative expenses	$22,643	$58,744	$65,234	$122,281
(-) Stock-based compensation	(1,333)	(4,923)	(2,566)	(9,115)
(-) Merger and acquisition transaction and integration costs(1)	(956)	(1,600)	(2,407)	(3,071)
(-) Costs related to closed locations excluding severance(2)	2,859	(1,766)	(3,244)	(1,766)
(-) Severance, retention, and CEO costs(3)	1,930	(1,771)	489	(1,771)
(-) Facility closure costs from property and equipment (4)	—	—	(3,371)	—
(-) F&I Milestone prepaid asset termination(5)	—	—	(495)	—
(-) Capital markets costs(6)	(1,535)	—	(1,730)	—
Adjusted selling, general and administrative expenses	$23,608	$49,349	$51,910	$107,223

(1)Includes transaction and integration costs arising from the Carlotz merger.
(2)Includes non-cash lease expense related to the continued closures of the Company’s facilities. Includes fulfillment, lease, payroll, facilities, and other operating expenses related to the process of closing facilities, as well as gains and losses on the termination of leases.
(3)Includes severance and retention amounts related employees, executives, and the CEO transition.
(4)Included in Facility closure costs from inventory, and property and equipment in the Adjusted EBITDA Reconciliation table above.
(5)Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the consolidated statements of operations and comprehensive loss, as well as a one-time non-cash charge related to the termination of the underlying contract.
(6)Includes one-time costs associated with the conversion of the Company’s Form S-3 registration statement to Form S-1, as well as advisory costs related to negotiations with debt holders (see the Current Report on Form 8-K dated July 24, 2023 filed with the SEC for additional information).